Exhibit 5.2

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
ONE MANHATTAN WEST
NEW YORK 10001	FIRM/AFFILIATE
OFFICES
——	——
BOSTON
TEL: (212) 735-3000	CHICAGO
FAX: (212) 735-2000	HOUSTON
LOS ANGELES
www.skadden.com	PALO ALTO
WASHINGTON, D.C.
WILMINGTON
——
BEIJING
BRUSSELS
FRANKFURT
HONG KONG
LONDON
MOSCOW
MUNICH
PARIS
SÃO PAULO
December 23, 2021	SEOUL
SHANGHAI
SINGAPORE
TOKYO
TORONTO

Signa Sports United B.V.

Kantstraße 164, Upper West

10623 Berlin, Federal Republic of Germany

Signa Sports United B.V.
Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as special United States counsel to Signa Sports United B.V., a Dutch public limited liability company (naamloze vennootschap), in connection with the resale by the selling stockholders (the “Selling Stockholders”) of up to 5,933,333 warrants issued pursuant to the Warrant Agreement, dated August 6, 2020 (including the form of Warrant Certificate included therein, the “Warrant Agreement”), between the Company, and Continental Stock Transfer & Trust Company, a New York corporation (“CST”) as warrant agent, held by the Selling Stockholders (the “Securities”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)    the registration statement on Form F-1 of the Company relating to the Securities and other securities of the Company filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”); and

(b)    an executed copy of the Warrant Agreement.

Signa Sports United B.V.

December 23, 2021

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Stockholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Stockholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholders and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York (the foregoing being referred to as “Opined-on Law”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Securities constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

The opinion stated herein are subject to the following qualifications:

(a)    we do not express any opinion with respect to the effect on the opinion stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinion stated herein are limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)    we do not express any opinion with respect to any law, rule or regulation that is applicable to any party of the Warrant Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)    we do not express any opinion with respect to the enforceability of any provision contained in any Warrant Agreement relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(d)    we call to your attention that irrespective of the agreement of the parties to the Warrant Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to the Warrant Agreement;

(e)        we have assumed that CST has the power, corporate or other, to enter into and perform all obligations under the Warrant Agreement and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by CST of the Warrant Agreement and that the Warrant Agreement constitutes the valid and binding obligation of CST, enforceable against CST in accordance with its terms;

(f)    to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in the Warrant Agreement, the opinion stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality;

Signa Sports United B.V.

December 23, 2021

(g)    we have assumed that CST has accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process; and

(h)    we call to your attention that the opinion stated herein are subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion.

In addition, in rendering the foregoing opinion we have assumed that, at all applicable times:

(a)    the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Securities and the Warrant Agreement;

(b)    the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Securities and the Warrant Agreement;

(c)    the Securities and the Warrant Agreement have been duly authorized, executed and delivered by all requisite corporate action on part of the Company;

(d)    neither the execution and delivery by the Company of the Securities or the Warrant Agreement nor the performance by the Company of its obligations thereunder: (i) conflicts or will conflict with the organizational documents of the Company, (ii) constituted or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement), (iii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violated or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(e)    neither the execution and delivery by the Company of the Securities or the Warrant Agreement nor the performance by the Company of its obligations thereunder, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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